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                                                                    EXHIBIT 23.5

                         CONSENT OF DENNIS B. GILLINGS

    I consent to the reference to myself under the caption
"Management--Executive Officers and Directors" contained in the Prospectus of Triangle Pharmaceuticals Inc. which is a part of the Registration Statement on Forms S-3.

DENNIS B. GILLINGS

March 6, 1998